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          SECOND AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN
                          OF SUIZA FOODS CORPORATION


    WHEREAS, the Directors of Suiza Foods Corporation (the "Company") established the 1997 Employee Stock Purchase Plan of Suiza Foods Corporation (the "Plan") for the exclusive benefit of eligible employees of the Company and certain of its subsidiaries; and

    NOW, THEREFORE, pursuant to the powers reserved in Section 8.1 of the Plan, the Plan is hereby amended as follows:

                                       I.

    The definition of "Eligible Employee" is hereby deleted and replaced with the following:

    ""ELIGIBLE EMPLOYEE" means any employee of any Suiza Company, excluding any employee (a) who has been employed by a Suiza Company for less than six months, (b) whose customary employment with the employee's Employer is 20 hours or less per week, (c) whose customary employment with the employee's Employer is not for more than five months in any calendar year, or (d) who immediately after the grant of an option under this Plan to the employee would (in accordance with the provisions of Sections 423 and 424(d) of the Code) own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the "employer corporation" or of its "parent corporations" or "subsidiary corporations," as defined in Section 424 of the Code.

    However, any individual who was employed by an entity whose assets or stock was purchased by the Company shall receive credit toward the six month employment requirement in (a) for all continuous employment with such entity immediately prior to the purchase of such entity's assets or stock."


                                      II.

               Except as amended by this instrument, the Plan as previously amended, shall remain in full force and effect.

    IN WITNESS WHEREOF, the Company has caused this instrument to be executed effective as of July 21, 1997.

                   SUIZA FOODS CORPORATION, a Delaware corporation


                   By: /s/ Tracy L. Noll
                       --------------------
                   Name:  Tracy L. Noll
                   Title: Vice President, Secretary and Chief Financial Officer